Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares National Muni Bond ETF (ISHMUNI)
BlackRock Municipal Income Investment Quality Trust (BAF)
BlackRock Allocation Target Shares : Series E Portfolio
(BATSE)
BlackRock Municipal Income Investment Trust (BBF)
BlackRock Strategic Municipal Trust (BSD)
BlackRock Long-Term Municipal Advantage Trust (BTA)
BlackRock MuniYield Investment Quality Fund (MFT)
BlackRock New York Municipal Income Trust II (BFY)
BlackRock New York Municipal Bond Trust (BQH)
BlackRock New York Municipal Opportunities Fund of
BlackRock Multi-State Mu (BR-NYMO)
BlackRock MuniHoldings New York Quality Fund, Inc. (MHN)
BlackRock MuniYield New York Quality Fund, Inc. (MYN)
BlackRock New York Municipal Income Trust II (BFY)
BlackRock Strategic Municipal Opportunities Fund of
BlackRock Series Trust (BR-SMO-IG)



The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
02-01-2017

Security Type:
BND/MUNI


Issuer
New York City Municipal Water Finance
Authority Water and Sewer System Second
General Resolution Revenue Bonds 2017
Series DD

Selling
Underwriter
Barclays Capital Inc

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Barclays Capital Inc., Raymond James &
Associates, Inc., Citigroup Global Markets
Inc, Siebert Cisneros Shank & Co., LLC,
Merrill Lynch,Pierce,Fenner & Smith
Incorporated, Fidelity Capital Markets,
Goldman, Sachs & Co, J.P. Morgan
Securities LLC, Jefferies LLC, Academy
Securities, Inc, Loop Capital Markets LLC,
Ramirez & Company, Inc, Morgan Stanley &
Co. LLC, RBC Capital Markets, LLC,
Roosevelt & Cross,Inc, TD Securities (USA)
LLC, U.S. Bancorp Investments, Inc,
Academy Securities, Inc, Wells Fargo
Securities, LLC, Blaylock Beal Van, LLC, C
Rice Financial Products Companabrera
Capital Markets, LLC, Mesirow Financial
Inc., Mischler Financial Group, Inc, PNC
Capital Markets LLC, Stifel,Nicolaus &
Company,Incorporated, The Williams Capital
Group, L.P.

Transaction Details

Date of Purchase
02-01-2017


Purchase
Price/Share
(per share / %
of par)
$101.38
$112.668
$115.733

Total
Commission,
Spread or
Profit
0.483%


1.	Aggregate Principal Amount Purchased
(a+b)
$39,900,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$39,900,000

b. Other BlackRock Clients
N/A

2.	Aggregate Principal Amount of
Offering
$336,540,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.11856


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[ ] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[x] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dipankar Banerjee
Date:
02-14-2017

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
02-14-2017

Global Syndicate Team Member